UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K/A
Amendment No. 1

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)            August 17, 2007 (August 13, 2007)

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA		37-0684070
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)	0-8445	Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
As previously reported in the initial Form 8-K filed on August 13, 2007, Alan B. Gilman was appointed as Interim President and Chief Executive Officer of the Company.  At the time of his appointment, no action was taken or planned with respect to Mr. Gilman's compensation.  On August 17, 2007, the Compensation Committee of the Board of Directors approved a compensation package for Mr. Gilman.  Mr. Gilman will be paid an annual salary of $600,000 per year effective August 13, 2007 with a bonus level of 70% under the Company's Incentive Bonus Plan.  In addition, effective August 17, 2007,  he received 17,000 restricted shares under the Company's Capital Appreciation Plan and 26,900 options under the Company's Employee Stock Option Plan.  Mr. Gilman's salary and bonus level will only be in place for the duration of his service as Interim President and Chief Executive Officer.

In addition, the Board of Directors has authorized payment of up to $40,000 in outplacement firm services for former Chief Executive Officer and President, Peter M. Dunn.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK N SHAKE COMPANY

Date: August 22, 2007	By:	/s/ Jeffrey A. Blade,
Jeffrey A. Blade
Senior Vice President and Chief Financial Officer